UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2019

Mercantil Bank Holding Corporation

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2019, Mercantil Bank Holding Corporation (the “Company”) entered into a Class A Stock Purchase Agreement (the “Patriot Stock Purchase Agreement”) with Patriot Financial Partners, L.P. (“Patriot”), one of the Company’s largest shareholders, and a Class A Stock Purchase Agreement (the “Perry Creek Stock Purchase Agreement”) with another shareholder, Perry Creek Capital LP (“Perry Creek”). The Patriot Stock Purchase Agreement and the Perry Creek Stock Purchase Agreement are the “Stock Purchase Agreements.” On February 28, 2019, the Company issued and sold a total of 1,750,000 shares of its Class A common stock, par value $0.10 per share (the “Class A Shares”) for a total of approximately $24.66 million pursuant to the Stock Purchase Agreements (the “February Private Placement”).

Earlier, on January 22, 2019, the Company issued and sold 153,846 Class A Shares to a third party for approximately $2.00 million (the “January Private Placement” and, together with the February Private Placement, the “Private Placements”).

Raymond James & Associates, Inc. acted as the placement agent (the “Placement Agent”) for the Private Placements.

The Stock Purchase Agreements contain customary representations, warranties and covenants. The Company agreed to indemnify Patriot and Perry Creek individually against certain breaches of the Company’s representations and warranties. Additionally, each of Patriot and Perry Creek provided representations, warranties and covenants to and with the Company, including their status as accredited investors under the Securities Act of 1933 (the “Securities Act”) and Securities and Exchange Commission (the “Commission”) Rule 501 thereunder, and regarding, among other things, their beneficial ownership of Company capital stock and group status under Rule 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

The foregoing descriptions of the Private Placements and the terms of the Stock Purchase Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Private Placements set forth under Item 1.01 above is incorporated by reference into this Item 3.02. The Private Placements were made to “accredited investors” (as defined in Commission Rule 501 under the Securities Act), and are exempt from registration under the Securities Act, Section 4(a)(2) and Commission Rule 506 thereunder, as transactions by an issuer not involving any public offering.

The Placement Agent received fees and expense reimbursement of approximately $1.87 million for the Private Placements. The Company’s former parent has agreed to pay approximately 95% of such fees and expenses.

Item 8.01 Other Events.

On February 28, 2019, the Company issued a press release announcing that it had completed the February Private Placement. A copy of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Exhibit

10.1	Form of Class A Stock Purchase Agreement, dated as of February 25, 2019, by and between Mercantil Bank Holding Corporation and a Purchaser

99.1	Press Release of Mercantil Bank Holding Corporation issued February 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	Mercantil Bank Holding Corporation

	By:	/s/ Julio Pena
Name: Julio Pena
Title: Senior Vice President and Assistant Corporate Secretary